SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-EASTERN ENTERPRISES

                    GABELLI FOUNDATION
                                11/09/00           10,000-           64.5580
                    GABELLI SECURITIES INC.
                                11/09/00           15,000-           64.5580
                    GABELLI ASSET MANAGEMENT INC.
                                11/09/00          205,000-           64.5580
                                11/06/00            1,000-           64.4375
                                11/06/00           10,000            64.4375
                                11/06/00            1,000            64.4375
                                11/03/00          100,000            64.3750
                    GAMCO INVESTORS, INC.
                                11/09/00          250,000-           64.5580
                                11/09/00        1,025,295-           64.5580
                    GABELLI ASSOCIATES LTD
                                11/09/00            6,000-           64.5580
                                11/08/00          151,500-           64.5580
                    GABELLI FUND, LDC
                                11/09/00            1,000-           64.5580
                    GABELLI ASSOCIATES FUND
                                11/09/00          447,800-           64.5580
                                11/08/00          157,500            64.6250
                    GABELLI GROUP CAPITAL PARTNERS
                                11/09/00            5,000-           64.5580
                                11/03/00          100,000-           64.3750
                    GABELLI & COMPANY
                                11/09/00           10,000-           64.5580
                    GABELLI&CO PROFIT SHARING PLAN
                                11/09/00            2,000-           64.5580
                     GABELLI FUNDS, LLC.
                         GABELLI MATHERS FUND
                                11/09/00           15,500-           64.5580
                         GABELLI UTILITY TRUST FUND
                                11/09/00           60,985-           64.5580
                         GABELLI SMALL CAP GROWTH FUND
                                11/09/00           50,400-           64.5580
                         GABELLI EQUITY TRUST
                                11/09/00          150,000-           64.5580
                         GABELLI EQUITY INCOME FUND
                                11/09/00           68,000-           64.5580
                         GABELLI CONVERTIBLE FUND
                                11/09/00           30,000-           64.5580
                         GABELLI ASSET FUND
                                11/09/00          251,600-           64.5580









                                              SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-EASTERN ENTERPRISES

                         GABELLI CAPITAL ASSET FUND
                                11/09/00           32,000-           64.5580
                         GABELLI ABC FUND
                                11/09/00           80,000-           64.5580


          (1) THE TRANSACTIONS ON 11/9/00 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED
              ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.